Exhibit 99.01

    Sylvan Learning Systems, Inc. Reports 30% Increase in Chilean
                              Enrollment

    BALTIMORE--(BUSINESS WIRE)--April 22, 2004--

     Company Releases First Quarter 2004 Results and 2005 Earnings
              Guidance of $1.60 to $1.65 Per Diluted Share

    Sylvan Learning Systems, Inc. (NASDAQ: SLVN), the world's leading international provider of higher education, announced robust enrollment growth and strong financial results for the quarter ended March 31, 2004.

    -- First quarter 2004 revenues increased 39% to $132.2 million, compared to $95.3 million in the first quarter of 2003.

    -- Total operating income for the first quarter 2004, the seasonally weakest quarter due to the Chilean summer recess, increased to $3.6 million versus a loss of $1.7 million in the first quarter of 2003.

    -- The Company achieves first quarter 2004 EPS from continuing operations of $0.05 per diluted share. In addition, 2004 full year guidance for EPS from continuing operations is increased by $0.02 to a new range of $1.24 to $1.26 per diluted share to reflect the discontinuation of its operations in India.

    -- At the Company's Chilean campus-based institutions, a 32% increase in new student enrollments fueled a 30% increase in total student enrollment.

    -- Walden University reports a 112% increase in new student enrollment and a 69% increase in total student enrollment at March 31, 2004.

    -- The Company announces the opening of a Les Roches hotel management training school in Shanghai, China.

    -- The Company introduces 2005 guidance for EPS from continuing operations of $1.60 to $1.65 per diluted share.

    -- The Company intends to unveil its new corporate name and NASDAQ ticker in May 2004 as previously contemplated under the terms of its 2003 sale of the Sylvan Learning Center business.

    Douglas Becker, Sylvan's Chairman and Chief Executive Officer stated, "I am very proud of our team in Chile, which continues to produce extraordinary growth in enrollments at all three of our Chilean institutions. Because the majority of our campus-based students are enrolled in four- and five-year undergraduate programs, this success in Chile gives us tremendous visibility into our enrollment and revenues well into next year. That is why we are so confident in our 2004 guidance and are able to introduce earnings guidance for 2005."
    "I am also very pleased with the impressive growth in new students in our Online Higher Education division, which shows that we are on track to bring the total enrollment growth rate in this division up dramatically over the balance of the year."

    Financial Results

    Total revenues for the first quarter of 2004 were $132.2 million, an increase of 39% compared to total revenues of $95.3 million in the first quarter of 2003. Total operating income for the first quarter increased to $3.6 million, versus an operating income loss of $1.7 million in the first quarter of 2003. After-tax income from continuing operations for the first quarter of 2004 was $2.5 million or $0.05 per share on diluted shares outstanding of 47.5 million.
    Total cash and marketable securities at March 31, 2004 were approximately $114.6 million, while total corporate debt was approximately $92.7 million.
    Results from discontinued operations for the first quarter 2004 include the K-12 related operations of Sylvan UK and Sylvan France as well as Wall Street Institute (WSI) and Sylvan's former operations in India. Sylvan UK and the India operations were shut down and Sylvan France was sold during the quarter. WSI is expected to be sold within the year.

    Enrollment

    Sylvan announces campus-based enrollment for its institutions following each primary intake period. The Company's institutions in Chile, Universidad de las Americas (UDLA), Universidad Nacional Andres Bello (UNAB), and Academia de Idiomas y Estudios Profesionales (AIEP), have primary intake periods in the first quarter. The Company's universities in France, Mexico Region (including Panama and Costa
Rica), Spain, and Switzerland have their primary intake periods in the third quarter. Given the frequency of enrollment periods at Sylvan's online institutions, the Company reports online enrollment as of the end of each quarter.
    New student enrollment at the Company's Chilean campus-based institutions increased 32% to 20,635 students, compared to 15,624 students in the same period last year. Total student enrollment at the Chilean campus-based institutions increased to 53,026 students compared to 40,914 at the same period last year, an increase of 30%.
    Total campus-based enrollments as of the end of the first quarter were 113,026, an increase of 22% over the same period last year.
    The Company's online division reported new student enrollment of 3,510 students at March 31, 2004 compared to 2,604 at the same time last year, an increase of 35%. Total degree enrollments increased 2% to 16,276 students, compared to 15,965 students at the same period last year. This modest growth in total enrollments reflects the 2003 impact of Canter's discontinuation of certain third-party university partnerships in order to focus on Walden and other strategic partners.
    The recently announced acquisition of Amsterdam-based KIT, the Company's entry into international online higher education, adds an additional 1,700 students, bringing total online enrollments to 17,976.

    Les Roches Jin Jiang International Hotel Management College

    Sylvan Learning Systems announced the opening of Les Roches Jin Jiang International Hotel Management College, the Company's first post-secondary campus in China. The initiative is a 50/50 partnership with Jin Jiang International, one of the largest and most diversified hospitality and tourism groups in China. The new campus is not expected to have a material impact on 2004 and 2005 financial results.
    This new hospitality management school, located in the Fengxian suburb of Shanghai, is enrolling students for Fall 2004 session. Les Roches Jin Jiang International Hotel Management College will offer a rigorous two-year program in hospitality management. Students successfully completing the program will be well equipped to begin their careers in the hospitality industry and will have the opportunity to pursue a Bachelors or Master's degree at Sylvan's Les Roches Hospitality Management School in Switzerland.

    Second Quarter 2004 and Full Year 2005 Guidance

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    -- Sylvan Learning Systems anticipates total revenues of between $145 and $160 million for second quarter 2004, an increase of 25% or more over the same quarter in 2003.

    -- The Company anticipates campus-based revenue to be between $115 and $125 million for second quarter 2004, with operating margins between 18% and 19%.

    -- The Company anticipates online revenue to be between $30 and $35 million for second quarter 2004, with operating margins between 14% and 15%.

    -- General and administrative expenses are expected to be approximately $5 million in the second quarter of 2004.

    -- The Company currently believes that it will achieve EPS of $0.30 to $0.32 per diluted share for the quarter ending June 30, 2004.

    -- 2004 total enrollment at Sylvan's network of campus-based and online universities is expected to grow at 18% to 20% versus the prior year

    -- The Company introduces 2005 guidance for EPS from continuing operations of $1.60 to $1.65 per diluted share and anticipates enrollment increases of 15% to 20% and a weighted average tuition pricing increase of 5%.

    About Sylvan Learning Systems

    Sylvan Learning Systems, Inc. (NASDAQ: SLVN) is focused exclusively on providing a superior university experience to over 130,000 students through the leading international network of accredited campus-based and online universities and institutions. Addressing the rapidly growing global demand for higher education, Sylvan offers a broad range of career-oriented undergraduate and graduate programs through universities and institutions located in Latin America and Europe. Through two owned universities and several other partner institutions, Sylvan offers the growing population of working professionals the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.
    Note: As a result of the completed sale of the Company's K-12 assets, the publicly traded Sylvan Learning Systems is expected to change its corporate name and NASDAQ ticker in May 2004.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings")


Sylvan Learning Systems, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                    Three Months Ended March 31,
                           -------------------------------------------
                             2004     2003      $Variance   %Variance
                           -------------------------------------------
                                  (Restated)
                                      (c)
Revenues
      Spain               $ 25,911  $ 21,987     $ 3,924         18%
      Hospitality/
       Switzerland (a)      12,653    11,566       1,087          9%
      Chile region          18,335     4,731      13,604      GT200%
      Mexico region         47,938    37,212      10,726         29%
      France                 2,635     1,897         738         39%
                          --------------------------------------------
   Campus Based total      107,472    77,393      30,079         39%
                          --------------------------------------------
   Online Higher
    Education               24,684    17,496       7,188         41%

   Sylvan Ventures             -         435        (435)        N/A

                          --------------------------------------------
Total revenues             132,156    95,324      36,832         39%
                          --------------------------------------------

   Core operating
    expenses               122,563    88,600      33,963         38%
   Ventures operating
    expenses                   -       1,468      (1,468)        N/A
   Non-cash compensation
    expense                    712       175         537      GT200%
   Core general and
    administrative expenses  5,289     5,794        (505)        -9%
   Ventures general and
    administrative expenses    -         976        (976)        N/A

                          --------------------------------------------
Total operating expenses   128,564    97,013      31,551         33%
                          --------------------------------------------

Operating income (loss)      3,592    (1,689)      5,281         N/A

Non-operating items
   Interest and other
    income                   2,798       370       2,428      GT200%
   Gain on sale of
    investment                 504       -           504         N/A
   Interest expense         (1,558)   (2,374)        816         34%
   Exchange gain (loss)        360       (69)        429         N/A
   Sylvan ventures non-
    operating expense           -     (8,384)      8,384         N/A
                          --------------------------------------------
Total non-operating items    2,104   (10,457)     12,561         N/A
                          --------------------------------------------

Income (loss) from
 continuing operations
 before minority interest,
 equity in net income
 (loss) of affiliates,
and income taxes             5,696   (12,146)     17,842         N/A
Minority interest in
 (income) loss of
 consolidated subsidiaries,
 net of income tax
   Sylvan Ventures             -         487        (487)        N/A
   Other                    (2,474)   (1,749)       (725)       -41%
Equity in net income
 (loss) of affiliates,
 net of income tax
   Sylvan Ventures             -      (4,501)      4,501         N/A
   Other                        (8)       40         (48)        N/A
                          --------------------------------------------
Subtotal                     3,214   (17,869)     21,083         N/A
Income tax (expense)
 benefit                      (707)    5,038      (5,745)        N/A
                          --------------------------------------------
Income (loss) from
 continuing operations       2,507   (12,831)     15,338         N/A
Income (loss) from
 discontinued
 operations,
 net of income tax          (2,891)    2,082      (4,973)        N/A
Loss on disposal
 of discontinued
 operations,
 net of income tax             -      (5,217)      5,217         N/A
                          --------------------------------------------

Net loss                  $   (384) $(15,966)    $15,582         98%
                          ============================================

   Weighted average shares
    - basic                 44,925    40,477
   Weighted average shares
          - diluted         47,484    40,477
   EPS-Net loss (basic)     $(0.01)   $(0.39)
   EPS-Net loss (diluted)   $(0.01)   $(0.39)
   EPS-Income (loss) from
    continuing operations
    (basic)                  $0.06    $(0.32)
   EPS-Income (loss) from
    continuing operations
    (diluted)                $0.05    $(0.32)

Reconciliation - Pro Forma Income from Continuing
 Operations
---------------------------------------------------
Income (loss) from continuing operations
 before income taxes                $(20,844)
       Non-strategic ventures
        losses                        17,408
       G&A attributable to
        discontinued
        operations                     3,298
       Core operation - non
       operating                       2,282
                                  ----------
   Subtotal                           $2,144
   Tax impact at 28%                    (600)
                                  ----------
Pro Forma income from continuing
 operations (b)                       $1,544
   Weighted average shares
    - Pro Forma                       45,305
   EPS - As if transaction happened
    January 1, 2003 (d)                $0.04

   Segment operating profit
    (loss):
          Campus Based            $9,429    $8,754     $675       8%
          Online Higher Education    164    (2,465)   2,629       N/A
          Sylvan Ventures              -    (2,009)   2,009       N/A

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.

b) Reconciling items represent adjustments as if the sale of the K-12 business units and decision todispose of the non-Strategic venture assets occurred January 1, 2003.

c) The 2003 operating results have been restated to present the K-12, WSI and India business units as discontinued operations.

d) In calculating EPS, interest related to the convertible debentures must be added back to the number.

GT = Greater Than


    CONTACT: Sylvan Contacts:
             Sean Creamer, 410-843-8991
             or
             Chris Symanoskie, 410-843-6394